SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             PLANET EARTH RECYCLING INC.
                           -------------------------------
             (Exact Name of Registrant as Specified in its Charter)


             NEVADA                                     98-0208988
             ------                                     ----------
(State or Other Jurisdiction of                       (IRS Employer
 Incorporation or Organization)                    Identification No.)

        435 MARTIN STREET
        BLAINE, WASHINGTON                                 98230
        ------------------                                 -----
(Address of Principal Executive Offices)                 (Zip Code)


                           PLANET EARTH RECYCLING INC.
                             2001 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)


    (name, address and telephone number
           of agent for service)                     (with copies to)
             Rowland Wallenius                     Derek Woolston, Esq.
                 President                    Ogden Murphy Wallace P.L.L.C.
        Planet Earth Recycling Inc.                  Attorneys at Law
            435 Martin Street                 1601 Fifth Avenue, Suite 2100
        Blaine, Washington  98230              Seattle, Washington  98101
             (360) 332-1350                          (206) 447-7000


                                      CALCULATION  OF  REGISTRATION  FEE
------------------------------------------------------------------------------------------------------------
                                                Proposed maximum     Proposed maximum
Title of securities to be    Amount to be      offering price per    aggregate offering       Amount of
        registered         registered (1)(3)         share                 price          registration fee
------------------------------------------------------------------------------------------------------------
Common Stock
par value $0.001                   7,000,000  $           1.76 (2)  $     12,337,500 (2)  $        3,084.38
------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2001 Stock Option Plan described herein.
(2) Estimated pursuant to Rules 457(h) and 457(c), solely for the purpose of computing the amount of the registration fee, based on the average of the bid and asked price of the Common Stock on April 9, 2001 as reported on the OTC Bulletin Board.
(3) This registration statement also covers additional shares of common stock which become issuable under the 2001 Stock Option Plan with respect to the securities registered hereunder by reason of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance or other transfer by Planet Earth Recycling Inc. of all or substantially all of its property or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Planet Earth Recycling Inc. stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

Item  1.  Plan  Information.*
          -----------------


Item  2.  Registrant  Information  and  Employee  Plan  Annual  Information.*
          -----------------------------------------------------------------

*    Information  required  by  Items  1  and 2 of Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference.
          -------------------------------------------

     The  following  documents  filed  by  Planet  Earth  Recycling  Inc.  (the
     "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     a. The Registrant's latest annual report on Form 10-KSB filed with the Commission on June 22, 2000;

     b. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the effective date of its Form 10-SB (or November 9, 1999); and

     c. The description of the Registrant's Common Stock contained in the Registrant's registration statement on form 10-SB, as amended, filed under the Exchange Act on November 9, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item  4.  Description  of  Securities.
          ---------------------------

     Not applicable

Item  5.  Interest  of  Named  Experts  and  Counsel.
          ------------------------------------------
     None.

Item  6.  Indemnification  of  Directors  and  Officers.
          ---------------------------------------------

     As authorized by Section 78.751 of the Nevada General Corporation Law, the Registrant may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the Registrant's best interests. If the legal proceeding, however, is by or in the Registrant's right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Registrant unless a court determines otherwise.

     Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

     The Registrant's articles of incorporation, as amended, provide that its directors or officers shall not be personally liable to the Registrant or any of its stockholders for damages resulting from breaches of fiduciary duty as a director or officer for acts or omissions, except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of the Nevada Revised Statutes.

     The Registrant's bylaws provide for the indemnification of officers and directors to the fullest extent possible under Nevada Law, against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant. The Registrant is also granted the power, to the maximum extent and in the manner permitted by the Nevada Revised Statutes, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was the Registrant's agent.


Item  7.  Exemption  from  Registration  Claimed.
          --------------------------------------

     Not  applicable.


Item  8.  Exhibits.
          --------

     The following exhibits included herewith or incorporated herein by reference are made part of this Registration Statement:

     5      Opinion  of  Ogden  Murphy  Wallace,  P.L.L.C.;
     10.1   Planet  Earth  Recycling  Inc.  2001  Stock  Option  Plan;
     10.2   Form  of  Stock  Option  Agreement  -  Incentive  Stock  Option;
     10.3   Form  of  Stock  Option  Agreement  -  Nonqualified  Stock  Option;
     23.1   Consent  of  Morgan  &  Company,  Independent  Accountants;
     23.2   Consent  of  Ogden  Murphy  Wallace,  P.L.L.C.  (see  Exhibit  5.1);
     24     Power  of  Attorney  (included  on  signature  page).

Item  9.  Undertakings.
          ------------

     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registereed) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act of 1933, the
--------------
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blaine, State of Washington, on April 11, 2001.

                          PLANET EARTH RECYCLING INC.

                          /s/ Rowland Wallenius
                          -----------------------------
                          By: Rowland Wallenius
                          Its: President

THE  PLAN.  Pursuant  to  the  requirements  of  the Securities Act of 1933, the
---------
trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blaine, State of Washington, on April 11, 2001.


                          PLANET EARTH RECYCLING INC. 2001 STOCK OPTION PLAN

                          /s/ Rowland Wallenius
                          -----------------------------
                          By: Rowland Wallenius
                          Its: President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rowland Wallenius, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Planet Earth Recycling Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature                        Title                      Date
---------------------------     -----------                 ----

/s/ Rowland Wallenius            President                  April 11, 2001
---------------------------
    Rowland Wallenius

/s/ Don Dick                     Director                   April 11, 2001
---------------------------
    Don Dick

/s/ Wayne Hansen                 Director and Secretary     April 11, 2001
---------------------------
    Wayne Hansen

/s/ Gary Martin                  Director                   April 11, 2001
---------------------------
    Gary Martin

                                  EXHIBIT INDEX


Exhibit  Number          Description
---------------          -----------

   5        Opinion  of  Ogden  Murphy  Wallace,  P.L.L.C.;
   10.1     Planet  Earth  Recycling  Inc.  2001  Stock  Option  Plan;
   10.2     Form  of  Stock  Option  Agreement  -  Incentive  Stock  Option;
   10.3     Form  of  Stock  Option  Agreement  -  Nonqualified  Stock  Option;
   23.1     Consent  of  Morgan  &  Company,  Independent  Accountants;
   23.2     Consent  of  Ogden  Murphy  Wallace,  P.L.L.C.  (see  Exhibit  5.1);
   24       Power  of  Attorney  (included  on  signature  page).